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                                                                       EXHIBIT 5




                                 July 31, 1996


MedPartners/Mullikin, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244

         RE:     REGISTRATION STATEMENT ON FORM S-4
                 (COMMISSION FILE NO. 333-___________)

Ladies and Gentlemen:

         We have served as counsel for MedPartners/Mullikin, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4 (Commission File No. 333-_____) (the "Registration Statement"), of up to 100,660,999 shares of Common Stock, par value $.001 per share, of the Company (the "Merger Shares") to be issued pursuant to that certain Plan and Agreement of Merger, dated as of May 13, 1996, among the Company, PPM Merger Corporation, and Caremark International Inc. (the "Plan of Merger"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Merger Shares as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

                 (i)      the Merger Shares have been duly authorized; and

                 (ii) upon issuance and delivery of the Merger Shares as contemplated in the Registration Statement and the Plan of Merger, the Merger Shares will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.
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MedPartners/Mullikin, Inc.
July 31, 1996
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         We do hereby consent to the reference to our Firm under the heading
"Legal Matters" in the Prospectus-Proxy Statement which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                        Very truly yours,

                                        HASKELL SLAUGHTER & YOUNG, L.L.C.


                                        By   /s/ Ross N. Cohen
                                          --------------------------------------
                                               Ross N. Cohen